Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Announces Operating Results for Second Quarter 2016

New York, August 9, 2016 - New York REIT, Inc. (NYSE: NYRT) (“NYRT” or the "Company"), a publicly traded real estate investment trust that acquires income-producing commercial real estate, including office and retail properties, in New York City, announced today its financial and operating results for the second quarter ended June 30, 2016.

Select Second Quarter Highlights and Subsequent Events

•	The Company announced the termination of the Master Combination Agreement with The JBG Companies, which, among other things, eliminates the $55 million “topping fee.”

•
The Company’s Board of Directors approved beginning the process of selling assets with net proceeds to be distributed to the Company’s stockholders subject to, among other things, the limitations set forth in the existing credit facility and any requirements of applicable law.

•	The Company will seek financing which will enable the Company to prepay its existing credit facility in full and also provide capital for the exercise of the Worldwide Plaza option.

•	Interested parties to be released from standstill agreements.

•	Signed one new lease and one lease extension for 19,394 square feet.

◦	Executed a lease at 229 West 36th Street with Nordstrom totaling 12,612 square feet and a 5-year term.

◦	Extended the lease for Bunny Williams at 361 West 61st Street totaling 6,782 square feet, at a per square foot cash rent increase of 29%.
Results for the Second Quarter Ended June 30, 2016

•
Net Loss: Recorded net loss attributable to stockholders of $11.5 million for the second quarter 2016, which includes deductions of $16.6 million for depreciation and amortization and $6.3 million for transaction expenses. See the attached tables and supplemental package attached hereto as Exhibit 99.2 for a reconciliation of all non-GAAP financial measures contained herein.

•	Core FFO: Generated second quarter 2016 Core FFO of $17.3 million (or $0.10 per fully diluted share), compared to $20.9 million (or $0.12 per fully diluted share) in the second quarter 2015.

•	AFFO: Realized second quarter 2016 AFFO of $12.7 million (or $0.08 per fully diluted share), compared to $20.4 million (or $0.12 per fully diluted share) in the second quarter 2015.

•	Cash NOI: Generated second quarter 2016 Cash NOI of $30.4 million, compared to $32.3 million in the second quarter 2015.

•
Same Store Cash NOI: Recorded second quarter 2016 Same Store Cash NOI, excluding the Viceroy Hotel, of $29.3 million compared to $29.8 million in the second quarter 2015, a 1.7% year-over-year decrease, primarily due to lower portfolio occupancy.

•	Annualized Adjusted Cash NOI: Generated Annualized Adjusted Cash NOI (excluding the impact of free rent) of $124.1 million in the second quarter 2016.

•	Occupancy: Total ending occupancy was 93.0% as of June 30, 2016, compared to 95.2% as of December 31, 2015 and 97.2% as of June 30, 2015.

Michael Happel, Chief Executive Officer and President of NYRT, said "We are pleased with a solid quarter, posting same store cash NOI that was up 7% from the first quarter and 16% from the first quarter, excluding the Viceroy. From an operating perspective, two of our priorities continue to be leasing the remaining vacant space at 1440 Broadway and driving improved operating results at the Viceroy despite softness in the New York City hotel market. From a more strategic perspective, we are focused on maximizing shareholder value by selling assets and insuring we are capitalized to exercise the Worldwide Plaza option.”

Nicholas Radesca, Interim Chief Financial Officer of NYRT, commented "Our core portfolio of New York City assets continues to exhibit strong results. Our revenues were up from the first quarter primarily driven by newly recognized lease revenue at the Ford Foundation and CVS, free rent burn-off at Worldwide Plaza, as well as markedly improved performance at the Viceroy.”

Portfolio Activity and Occupancy
Occupancy
The overall portfolio occupancy was 93.0% as of June 30, 2016, with a weighted-average remaining lease term of 9.3 years. This compares to occupancy of 95.1% and a weighted-average remaining lease term of 9.3 years as of the end of the first quarter 2016 and occupancy of 97.2% and a weighted average remaining lease term of 9.5 years as of June 30, 2015.

Financial Strength and Liquidity
NYRT’s combined total debt to enterprise value was 45% as of June 30, 2016. Enterprise value of $2.8 billion is based on the June 30, 2016 closing share price of $9.25, 168.6 million fully diluted shares outstanding and the quarter end total combined debt of $1.3 billion, which includes NYRT’s pro rata share of unconsolidated debt.
As of June 30, 2016, combined interest coverage was 2.7x based on Adjusted EBITDA. The weighted average interest rate on NYRT’s combined outstanding debt of $1.3 billion was 3.7% with an average remaining term of 3.8 years (3.9 years including extensions).

Dividends
During the second quarter 2016, NYRT continued to pay monthly dividends of $0.038 per common share, representing an annualized dividend of $0.46 per share. In addition, NYRT announced dividends for July and August 2016. Dividends are payable on August 15, 2016, to stockholders of record at the close of business on August 8, 2016. The July dividend was paid on July 15, 2016.

Supplemental Schedules
NYRT has filed supplemental information packages with the Securities and Exchange Commission ("SEC") to provide additional disclosure and financial information for the benefit of NYRT’s various stakeholders, including reconciliations of all non-GAAP measures contained in this press release. The supplemental package can be found under "Investors — Quarterly Supplemental" section of NYRT’s website at www.nyrt.com and on the SEC website at www.sec.gov.

Conference Call
NYRT will not be hosting a conference call to review financial and operating results for the second quarter 2016.

About NYRT
NYRT is a publicly traded real estate investment trust listed on the NYSE that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.
The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT's latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:
Michael A. Happel	Matthew Furbish	Mahmoud Siddig
CEO & President	Director	Jonathan Keehner
New York REIT, Inc.	Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
mhappel@nyrt.com	mfurbish@nyrt.com	msiddig@joelefrank.com jkeehner@joelefrank.com
(212) 415-6500	(212) 415-6500	(212) 355-4449

NEW YORK REIT, INC.
Consolidated Balance Sheets
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$477,171	$477,171
Buildings, fixtures and improvements	1,213,767	1,208,138
Acquired intangible assets	133,334	137,594
Total real estate investments, at cost	1,824,272	1,822,903
Less accumulated depreciation and amortization	(198,778)	(172,668)
Total real estate investments, net	1,625,494	1,650,235
Cash and cash equivalents	88,130	98,604
Restricted cash	1,743	2,019
Investment in unconsolidated joint venture	201,114	215,370
Assets held for sale	—	29,268
Derivatives, at fair value	59	431
Tenant and other receivables	4,459	3,537
Unbilled rent receivables	46,840	42,905
Prepaid expenses and other assets	9,192	10,074
Deferred costs, net	9,414	12,319
Total assets	$1,986,445	$2,064,762

LIABILITIES AND EQUITY
Mortgage notes payable, net of deferred financing costs	$363,468	$381,443
Credit facility	485,000	485,000
Market lease intangibles, net	69,024	73,083
Liabilities related to assets held for sale	—	321
Derivatives, at fair value	2,228	1,266
Accounts payable, accrued expenses and other liabilities	30,771	27,736
Deferred revenue	3,913	3,617
Dividends payable	17	27
Total liabilities	954,421	972,493
Common stock	1,652	1,626
Additional paid-in capital	1,427,708	1,403,624
Accumulated other comprehensive loss	(2,215)	(1,237)
Accumulated deficit	(418,197)	(369,273)
Total stockholders' equity	1,008,948	1,034,740
Non-controlling interests	23,076	57,529
Total equity	1,032,024	1,092,269
Total liabilities and equity	$1,986,445	$2,064,762

 NEW YORK REIT, INC.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$29,769	$32,130	$58,778	$65,608
Hotel revenue	7,060	7,363	11,389	11,572
Operating expense reimbursements and other revenue	3,094	4,184	6,465	8,346
Total revenues	39,923	43,677	76,632	85,526
Operating expenses:
Property operating	10,089	10,098	20,455	21,067
Hotel operating	6,600	6,495	12,854	12,165
Operating fees incurred from the Advisor	3,050	3,101	6,124	6,245
Transaction related	6,261	96	6,610	221
General and administrative	609	5,203	(2,735)	9,153
Depreciation and amortization	16,587	22,154	33,812	43,834
Total operating expenses	43,196	47,147	77,120	92,685
Operating loss	(3,273)	(3,470)	(488)	(7,159)
Other income (expenses):
Interest expense	(9,312)	(6,347)	(19,038)	(12,596)
Income from unconsolidated joint venture	757	570	1,845	805
Income from preferred equity investment, investment securities and interest	3	8	21	938
Gain on sale of real estate investments, net	125	—	6,630	—
Gain (loss) on derivative instruments	(107)	—	(358)	(4)
Total other expenses	(8,534)	(5,769)	(10,900)	(10,857)
Net loss	(11,807)	(9,239)	(11,388)	(18,016)
Net loss attributable to non-controlling interests	267	257	335	518
Net loss attributable to stockholders	$(11,540)	$(8,982)	$(11,053)	$(17,498)

Basic and diluted net loss per share attributable to stockholders	$(0.07)	$(0.06)	$(0.07)	$(0.11)

NEW YORK REIT, INC.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	March 31, 2016	June 30, 2016	June 30, 2016
Net income (loss) (in accordance with GAAP)	$419	$(11,807)	$(11,388)
Gain on sale of real estate investments, net	(6,505)	(125)	(6,630)
Depreciation and amortization	17,225	16,587	33,812
Depreciation and amortization related to unconsolidated joint venture(1)	6,114	6,400	12,514
FFO	17,253	11,055	28,308
Transaction-related expenses	349	6,261	6,610
Other income(2)	(57)	(132)	(189)
Straight-line rent bad debt expense	79	98	177
Deferred financing and other costs(3)	345	—	345
Core FFO	17,969	17,282	35,251
Non-cash compensation expense	(6,430)	(1,932)	(8,362)
Amortization of deferred financing costs	2,426	2,406	4,832
Amortization of market lease intangibles	(1,724)	(1,616)	(3,340)
Mark-to-market adjustments on derivatives	251	107	358
Straight-line rent	(2,252)	(1,801)	(4,053)
Straight-line ground rent	686	686	1,372
Tenant improvements - second generation	—	(430)	(430)
Leasing commissions - second generation	(987)	(473)	(1,460)
Building improvements - second generation	(609)	(1,174)	(1,783)
Proportionate share of straight-line rent related to unconsolidated joint venture	(709)	(364)	(1,073)
AFFO	$8,621	$12,691	$21,312
___________________________

(1)	Proportionate share of depreciation and amortization related to unconsolidated joint venture and amortization of difference in basis.

(2)	Represents approximately $60,000 of lease termination fee revenue and approximately $130,000 of insurance proceeds received relating to casualty claims.

(3)	Represents prepayment penalties, deferred financing and other costs that were written off as a result of paying off mortgages in advance of their scheduled maturity dates.

NEW YORK REIT, INC.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	March 31, 2016	June 30, 2016	June 30, 2016
Net income (loss) (in accordance with GAAP)	$419	$(11,807)	$(11,388)
Transaction related	349	6,261	6,610
Depreciation and amortization	17,225	16,587	33,812
Interest expense	9,726	9,312	19,038
Gain on sale of real estate investments, net	(6,505)	(125)	(6,630)
Loss on derivatives	251	107	358
Adjustments related to unconsolidated joint venture(1)	11,129	11,414	22,543
Adjusted EBITDA	32,594	31,749	64,343
General and administrative	(3,344)	609	(2,735)
Operating fees incurred from the Advisor	3,074	3,050	6,124
Interest income	(18)	(3)	(21)
Preferred return on unconsolidated joint venture	(4,068)	(3,987)	(8,055)
Proportionate share of other adjustments related to unconsolidated joint venture	1,989	1,949	3,938
NOI	30,227	33,367	63,594
Amortization of above/below market lease assets and liabilities	(1,724)	(1,616)	(3,340)
Straight-line rent	(2,173)	(1,702)	(3,875)
Straight-line ground rent	686	685	1,371
Proportionate share of adjustments related to unconsolidated joint venture	(709)	(364)	(1,073)
Cash NOI	26,307	30,370	56,677
Free rent	1,151	649	1,800
Adjusted Cash NOI	$27,458	$31,019	$58,477
_________________

(1)	Proportionate share of adjustments related to unconsolidated joint venture and amortization of difference in basis.

Non-GAAP Financial Measures
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure but is not equivalent to our net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards set forth in the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, but excluding gains or losses from sales of property and real estate related impairments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate requires us to depreciate or amortize our assets in accordance with GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss). However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. In calculating FFO, Core FFO and AFFO, other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.
Core FFO is FFO, excluding transaction related costs and other items that are considered to be not comparable from period to period, such as gains on sales of securities and investments, miscellaneous revenue, such as lease termination fees and insurance proceeds, and expenses related to the early extinguishment of debt. Additionally, we exclude transaction related expenses, which are primarily comprised of expenses related to our strategic alternatives process, as these expenses are not the result of the operations of our properties. By excluding transaction related costs and and other items that are considered to be not comparable from period to period, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains or losses on contingent valuation rights. In addition, by excluding non-cash income and expense items such as equity-based compensation expenses, amortization of above-market and below-market lease intangibles, amortization of deferred financing costs and straight-line rent from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. Similarly, we include items such as free rent credits paid by sellers in our calculation of AFFO because these funds are paid to us during the free rent period and therefore impact our performance. We also include second generation capital expenditures in our calculation of AFFO because these funds are paid in order to maintain the level of operating performance. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income, such as certain non-cash fair value and other adjustments, and are considered operating adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.
We believe that earnings before interest, taxes, depreciation and amortization adjusted for transaction-related expenses, other non-cash items and including our pro rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investments securities, plus corporate general and administrative expense, transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. Cash NOI is NOI presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above and below market leases. Adjusted Cash NOI is Cash NOI after eliminating the effects of free rent.
We use NOI, Cash NOI and Adjusted Cash NOI internally as performance measures and believe NOI, Cash NOI and Adjusted Cash NOI provide useful information to investors regarding our results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI, Cash NOI and Adjusted Cash NOI are useful measures for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI, Cash NOI and Adjusted Cash NOI are useful to investors as performance measures because, when compared across periods, NOI, Cash NOI and Adjusted Cash NOI reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis. NOI, Cash NOI and Adjusted Cash NOI exclude certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not linked to the operating performance of a real estate asset and Cash NOI is not affected by whether the financing is at the property level or corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI, Cash NOI and Adjusted Cash NOI presented by us may not be comparable to NOI, Cash NOI and Adjusted Cash NOI reported by other REITs that define NOI, Cash NOI and Adjusted Cash NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI, Cash NOI and Adjusted Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI, Cash NOI and Adjusted Cash NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
The table above reflects the reconciliation of net income (loss) to Adjusted EBITDA, NOI, Cash NOI and Adjusted Cash NOI during the period presented. We have calculated our Adjusted EBITDA, NOI, Cash NOI and Adjusted Cash NOI based on our net income, which is before adjusting for the net loss attributable to our non-controlling interests, and all adjustments are made based on our gross adjustments, without excluding the portion of the adjustments attributable to our non-controlling interests, other than adjustments related to the unconsolidated joint venture as noted in the table below.